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                                                                   Exhibit 10.12


                          TRADEMARK LICENSE AGREEMENT


     This Trademark License Agreement ("Agreement"), dated December 18, 1994, by and between Florists' Transworld Delivery Association, a Michigan non-profit corporation (hereinafter "Licensor"), located at 29300 Northwestern Highway, Southfield, Michigan 48034 and FTD Association (hereinafter "FTDA" or "Licensee"), an Ohio non-profit corporation, located at 29200 Northwestern Highway, Southfield, Michigan 48034.

                                   WITNESSETH

     WHEREAS, Licensor is a party to the Agreement and Plan of Merger among Licensor, Perry Capital Corp., and FTD Acquisition Corporation (formerly known as IRIS Acquisition Corp.) ("Iris"), dated August 2, 1994 (the "Merger Agreement"), whereby Iris is to be merged into Licensor and Licensor is to be the Surviving Corporation ("Merger"), with the name of Licensor to be changed to "Florists' Transworld Delivery, Inc." by the filing of a post-Merger amendment to its Articles of Association; and

     WHEREAS, Licensor now owns or otherwise has a valid right to license the Licensed Intellectual Property (as defined in the Merger Agreement), including all of the service marks, collective marks, trademarks, trade names, and trade dress, listed on Exhibit TL-A; and

     WHEREAS, the Licensed Intellectual Property has achieved widespread recognition among members of the general public; and

     WHEREAS, Licensee is desirous of using the Licensed Intellectual Property in connection with its trade association activities and Licensor is desirous of granting such a license all pursuant to the terms of a Mutual Support Agreement between Licensor and Licensee of even date herewith ("Mutual Support Agreement").

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:

     1.   GRANT OF LICENSE

          (a) Subject to the terms and conditions of this Agreement and the Mutual Support Agreement, Licensor hereby grants to Licensee, and Licensee accepts, a non-exclusive (except as provided herein) nonassignable, right, license and privilege to use the Licensed Intellectual Property, and all marks subsequently used by Licensor which include the Mercury Man Emblem ("Logo") (Exhibit TL-B), or the marks "FTD", "FTDA", "FLORISTS' TRANSWORLD DELIVERY", "FTD FAMILY" and "FLORIST", throughout the world (subject to the FTD/Fleurop-Interflora Agreement, dated November 13, 1987) in the Retail/Professional Florist Industry (as defined in the Merger Agreement), for use in connection with Licensee's on-going trade association activities, including without limitation, educational, public service, governmental, membership, publicity, publications, research and administrative matters, and any products bearing the Licensed Intellectual Property created or
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          offered by Licensee in association with such trade association activities (hereinafter "the Licensed Products and Services"). Licensee acknowledges that Licensor makes no representation or warranty of ownership of any rights in and to the Licensed Intellectual Property for trade association services or associated products, with the exception of the Logo and the marks "FTD", "FTDA", "FLORISTS' TRANSWORLD DELIVERY", "FLORIST" and "FTD FAMILY". Licensee shall not be required to make any actual royalty payments under such license, but Licensee shall be deemed to make royalty payments to Licensor, and Licensor shall be deemed to make payments to Licensee (in consideration of Licensee's agreement not to compete under Section 3.1(o) of the Mutual Support Agreement) in equal amounts and at the same time over the terms of the license.

          (b) Licensor shall not, without Licensee's prior written consent, permit any other person to use the Licensed Intellectual Property in the Retail/Professional Florists Industry, except that Licensor shall be permitted to license to FTDA Members, and to permit the use by FTDA International Members (as defined in the Mutual Support Agreement) of, that portion of the Licensed Intellectual Property which is defined in the Mutual Support Agreement as "Member Used Intellectual Property", subject to such FTDA Members' execution of the Trademark Membership License Agreement and except in accordance with Section 1(c) (ii) hereof.

          (c) Licensor shall not, during the term of this Agreement and without Licensee's prior written consent, license or otherwise permit any person to use or display or itself use or display the Licensed Intellectual Property, or any marks confusingly similar thereto: (i) in the legal, assumed or tradename of, or (except as to FTDA Members or FTDA International Members, as defined in the Mutual Support Agreement) on or in connection with, any staffed retail operation in a public area which is accessible to a customer and provides a customer with the opportunity to order flowers or other floral products; or
          (ii) on or in connection with any unstaffed retail operation in a public area which is accessible to a customer and provides a customer with the opportunity to order flowers or other floral products and is within 150 yards of any Member's preexisting retail floral operation (without such Member's written consent).

          (d) Nothing contained in this Agreement shall be construed as an assignment or grant to Licensee of any right, title, or interest in or to the Licensed Intellectual Property, it being understood and acknowledged by Licensee that all rights, except those granted hereunder and all goodwill relating to the Licensed Intellectual Property are reserved by Licensor, except for the license granted hereunder. Further, nothing in this Agreement or the license shall entitle Licensee, nor shall Licensee be entitled, to use the Licensed Intellectual Property in connection with the sale or distribution of any product or service except as specifically provided herein or in the Mutual Support Agreement in connection with Licensee's activities as a trade association.

          (e) Licensee acknowledges and affirms Licensor's ownership and exclusive right, title, and interest in and to the Licensed Intellectual Property. Licensee agrees that it will not directly or indirectly attack or impair the title of Licensor to the Licensed

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          Intellectual Property and any of Licensor's registrations or applications therefor or the validity of this Agreement. Licensee further agrees not to file any state, federal, or foreign applications for registration of any of the Licensed Intellectual Property or any mark or other source-identifier confusingly similar thereto.

          (f) Licensor agrees that it will do nothing directly or indirectly to attack or impair the validity of this Agreement.

          (g) Licensor agrees that, after the Merger, Licensee shall be entitled to all subscription fees for the FTD FAMILY and FLORIST publications and, in consideration for the license of these two marks, Licensee shall provide advertising space to Licensor in such publications, with a value of $10,000 per year, subject to increases based upon the CPI Index (as defined in the Mutual Support Agreement).

     2.   TERM

          (a) This Agreement shall continue in force and effect for a period of ninety-nine years and be automatically renewable for like periods, unless Licensee materially breaches the terms of this Agreement and does not rectify such breach as provided in Section 8 herein, or Licensee terminates the Agreement in writing, after providing Licensor with ninety (90) days' written notice of its desire to terminate.

          (b) Licensor shall in no event transfer or sell the Logo or the marks "FTD", "FTDA", "FLORISTS' TRANSWORLD DELIVERY", "FLORIST" or "FTD FAMILY", unless Licensor obligates the acquiring party and their successors and assigns to acknowledge all of Licensee's rights and privileges under this Agreement and to be bound by its terms in the position of Licensor.

     3.   QUALITY CONTROL

          (a) Licensee has proposed to Licensor standards of quality which Licensee wishes to govern Licensee's trade association services and related products during the term of this Agreement. Licensor has reviewed such standards (hereinafter called the "Quality Standards") and finds them to be sufficient to adequately maintain and protect the goodwill associated with the Licensed Intellectual Property. Accordingly, Licensee warrants that all Licensed Products and Services bearing or offered in connection with the Licensed Intellectual Property shall be of a quality at least equal with the Quality Standards.

          (b) In the event Licensee wishes to add a new product or service or change the quality of an existing product or service, Licensee shall advise Licensor of the description of such product or service or the proposed revision to the Quality Standard for an existing product or service and, where practicable, shall provide Licensor with a representative sample. Unless Licensor shall have advised Licensee in writing of Licensor's objections to such new product or service or change to an existing product or service within thirty (30) days of receipt of notice and, where applicable, a sample from Licensee, Licensor shall be deemed to have approved such new product or service or change to the Quality Standards.

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          (c)  Licensor shall not during the term of this Agreement make any material changes to the Quality Standards unless such changes are, in Licensor's reasonable judgment, necessary to protect the goodwill associated with the Licensed Intellectual Property. In the event that Licensee disputes the action of Licensor, Licensee may submit the dispute to arbitration subject to the procedures in Section 7.8 of the Mutual Support Agreement. Licensor agrees not to require any modifications to the Licensed Products and Services so long as they are consistent with or higher than the Quality Standards without obtaining Licensee's consent, which shall not be unreasonably withheld.

          (d) Licensee shall furnish or make available to Licensor at least once a year or upon reasonable request, a reasonable number of representative samples of the Licensed Products, or descriptions of the Licensed Services, to permit Licensor to determine that such Licensed Products and Services meet the Quality Standards. The reasonable costs of the articles submitted, their shipment to Licensor and testing by Licensor shall be borne by Licensor. If so notified in writing by Licensor, Licensee shall not offer or provide any products or services whose nature or quality does not in Licensor's reasonable judgment, comply with Quality Standards.

     4.   DOCUMENTATION

          Licensee agrees to keep adequate and complete records of the Members of Licensee's association and to give Licensor the right to inspect such records upon reasonable notice.

     5.   GOODWILL

          (a) Licensee recognizes the value of the goodwill associated with the Licensed Intellectual Property and acknowledges that the Licensed Intellectual Property and all the rights therein, and goodwill attached thereto, inure to, benefit and belong exclusively to Licensor. Licensee shall at all times recognize the validity of the Licensed Intellectual Property and Licensor's rights and title therein. Licensee shall not, during the term of this Agreement or thereafter, attack, impair or put in issue the title or any rights of Licensor in and to the Licensed Intellectual Property or attack the validity of the license granted herein.

          (b) The parties understand and agree that Licensor's primary objective in entering into this Agreement is the further protection and enhancement of its Licensed Intellectual Property. Accordingly, Licensee covenants and agrees that, notwithstanding any other provision of this Agreement, it will never intentionally take or continue any action which it knows or has reason to know would result in or cause a boycott of any product or service bearing Licensor's marks, including the Licensed Intellectual Property, or threaten to injure or diminish the image or reputation of Licensor or any of its marks, including the Licensed Intellectual Property, or products or services (such as boycott, threatened injury, and diminishment hereafter referred to as "Injury to Licensor"). In the event any action taken or continued by Licensee results, or threatens to result, in Injury to Licensor,

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          Licensee agrees promptly to take steps necessary to avoid or stop the occurrence of such Injury to Licensor after receiving written notice thereof from Licensor.

     6.   PROTECTION OF RIGHTS

          (a) Licensee agrees to assist Licensor in protecting and defending any of Licensor's rights in the Licensed Intellectual Property, in the filing and prosecution of any applications, renewals, and the like, in the recording of this Agreement or any other relevant agreements, and in the doing of any other acts with respect to the Licensed Intellectual Property (above and beyond those required of Licensee by Section 3 herein), including the prevention of the use thereof by any unauthorized persons, that in the judgment of Licensor may be necessary or desirable under any law, regulation or decree of the United States, all at Licensor's expense.

          (b) Licensee shall notify Licensor promptly in writing of any infringements or imitations by others of the Licensed Intellectual Property which come to Licensee's attention and Licensor covenants that it shall take all action against such infringers or imitators which Licensor believes, in its sound business judgment, to be necessary to protect the goodwill of the Licensed Intellectual Property and its enforceability, at Licensor's expense. Except as may be provided in the Mutual Support Agreement, Licensor shall have the exclusive right to initiate any action or proceeding to protect the Licensed Intellectual Property, which action or proceeding Licensee may join at Licensee's own expense. In the event that Licensor declines to initiate any such action or proceeding, Licensee may do so at its own expense, and Licensor shall joint in any such action at its option or if necessary to confer standing. In no event shall Licensee settle or discontinue any action or proceeding, or appeal any judgment, without the written permission of Licensor. Any damages or award recovered in such an action or proceeding shall first be used to cover the costs and expenses of the party initiating the action, next to the costs and expenses of the party which may have joined the action, and any remainder shall belong exclusively to the Licensor.

     7.   INDEMNIFICATION

          Licensee agrees to indemnify and hold harmless Licensor from any and all third party allegations and claims directly or indirectly caused by (i) Licensee's use of the Licensed Intellectual Property Outside the scope of, or in violation of, this Agreement; or (ii) Licensee's breach of the warranty contained in Section 10 herein.

     8.   ARBITRATION

          In the event of breach by Licensee of any provision of this Agreement, Licensor may give Licensee notice in writing to rectify the breach within one (1) month and if the breach is not rectified within such period, Licensor shall be entitled to exercise any remedies it may have hereunder. In the event that there continues to be a dispute regarding rectification, either party may submit the dispute to arbitration and be subject to the procedures in Section 7.8 of the Mutual Support Agreement. In the event the arbitrator requires more than thirty days in which to render his or her decision, Licensor shall have the right during the pendency of the decision to take


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          whatever steps it deems reasonably necessary to maintain the goodwill associated with the Licensed Intellectual Property. The decision of the arbitrator shall be deemed to constitute action by Licensor to maintain the goodwill associated with the Licensed Intellectual Property. Notwithstanding the foregoing, Licensor reserves its rights to seek injunctive relief in an appropriate judicial forum against any actions by Licensee which are likely to cause irreparable harm to the Licensed Intellectual Property.

     9.   MARKINGS

          Subject to Licensor's instructions and approval, Licensee shall periodically inform all persons from whom Licensee obtains Licensed Products or Services of the appropriate trademark and copyright notices to be used in connection with the advertising, promotion, display and sale of the Licensed Products and Services and Licensee shall take similar steps with respect to the Licensed Products and Services it creates or offers.

     10.  COMPLIANCE WITH APPLICABLE LAWS AND STANDARDS

          Licensee warrants and agrees that all Licensed Products and Services offered by Licensee shall comply with all applicable federal, state and local statutes, standards, regulations and guidelines pertaining to such products or services.

     11.  NOTICES

          All notices and statements to be given and all payments to be made pursuant to this Agreement shall be sent by First Class Mail, Postage Prepaid, if to Licensee, to:

                    Mr. James W. Jordan
                    Secretary
                    FTD Association
                    29200 Northwestern Highway
                    Southfield, MI 48034
                    Fax:  (810) 355-4141

          Copy to:

                    James A. Samborn, Esq.
                    Dickinson, Wright, Moon, Van Dusen
                      & Freeman
                    500 Woodward Avenue, Suite 4000
                    Detroit, MI 48226
                    Fax:  (313) 223-3598


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               and if to Licensor, to:

                    Mr. Richard C. Perry
                    President
                    Florists' Transworld Delivery, Inc.
                    Perry Capital Corp.
                    245 Park Avenue
                    New York, New York 10167

               Copy to:

                    Gary P. Cullen, Esq.
                    Skadden, Arps, Slate, Meagher & Flom
                    333 West Wacker Drive
                    Chicago, Illinois 60606
                    Fax:  (312) 407-0411

     12.  CONTROLLING LAW

          (a) This Agreement shall be construed according to the laws of the State of Michigan, without giving effect to any choice of law provisions.

          (b) The parties agree that the jurisdiction and venue for any action brought by either party shall be in any state or federal court within the Eastern District of Michigan, Southern Division or the Northern District of Illinois.

          (c) This Agreement has been jointly drafted by both parties hereto and shall be construed in accordance with its fair meaning, and not strictly against any party.

     13.  NO IMPLIED WARRANTIES

          Neither party makes any warranty or representation to the other except as specifically set forth herein.

     14.  NO FRANCHISE OR JOINT VENTURE

          Nothing contained herein shall be construed to place the parties in the relationship of franchisor/franchisee, partners or joint venturers, it being agreed and understood as well that each party is an independent contractor and is not an agent or employee of the other party.

     15.  FURTHER DOCUMENTS

          Each party shall, upon request, make, execute and deliver such documents as shall be reasonably necessary or take such action as may be reasonably requested to fully implement and carry out the purposes of this Agreement.


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     16.  BINDING EFFECT

          In the event of acquisition or merger, all covenants, agreements, representations, warranties and indemnifications in this Agreement by and on behalf of either of the parties shall bind and inure to the benefit of their respective successors and permitted assigns.

     17.  ASSIGNMENT

          Except as provided in Section 2 (b), neither party shall assign or sublicense its rights under this Agreement, in whole or in part, without the prior written consent of the other party.

     18.  WAIVER

          Silence, acquiescence or inaction shall not be deemed a waiver of any right of either party hereunder, and a waiver shall only be effective if in writing signed by the party to be charged and such waiver shall not be construed to contain a continuing waiver of any other breaches of a same or similar type of breach specifically set forth therein.

     19.  SEVERABILITY

          In the event that any part or portion of this Agreement shall be deemed to be invalid or illegal, then such invalid or illegal portion shall, so far as possible, not affect the validity or legality of the remainder of this Agreement, but the parties agree that they shall meet and attempt to arrive at the modification of any illegal or invalid part so as to render the same legal and valid and within the keeping of the original tenor and spirit of the agreement of the parties.

     20.  FORCE MAJEURE

          Neither party shall be liable for any loss or damage caused by failure or delay in the performance, observance or fulfillment of any terms, obligations, provisions or conditions of this Agreement (including, but not necessarily limited to, the failure to make any payments specified herein) if such failure or delay arises either wholly or in part from any cause reasonably beyond the control of such party.

     21.  ENTIRE AGREEMENT

          This Agreement, the Merger Agreement, and the Mutual Support Agreement constitute the entire agreement between the parties with respect to the licensing of the Licensed Intellectual Property, and supersedes all prior negotiations, understandings and agreements, if any, between the parties. This Agreement may only be amended or modified by written instrument signed by the parties.


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     22.  TITLES AND HEADINGS

          Titles and headings herein are for convenient reference only and are not part of this Agreement.


                           FLORISTS' TRANSWORLD DELIVERY ASSOCIATION


                           By:            /s/ John Partridge
                                          -------------------------------
                           Print Name:        John Partridge
                                          -------------------------------
                           Title:             President
                                          -------------------------------
                           Date:              December 18, 1994
                                          -------------------------------



                           FTD ASSOCIATION


                           By:            /s/ Mark Knox
                                          -------------------------------
                           Print Name:        Mark Knox
                                          -------------------------------
                           Title:             President
                                          -------------------------------
                           Date:              December 18, 1994
                                          -------------------------------



Executed to ratify and conform this
Agreement, and to agree to cause
Florists' Transworld Delivery, Inc.,
to comply with this Agreement in all
respects following the Merger:

FTD ACQUISITION CORPORATION


By:          /s/ Gary Silberberg
             -------------------------

Print Name:      Gary Silberberg
             -------------------------

Title:           Vice President
             -------------------------

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